AXP Cash Management Fund, Inc.
File No. 2-54516/811-2591

                                     EXHIBIT INDEX

Exhibit (d):         Investment Mangement Services Agreement dated July 1, 1999

Exhibit (h)(5):      Transfer Agency Agreement dated February 1, 1999

Exhibit (o):         Plan under Section 18f-3 dated April, 1999

Exhibit (p)(1):      Directors Power of Attorney to Registration Statement
                     dated January 14, 1999

Exhibit (p)(2):      Officers Power of Attorney to Registration Statement
                     dated March 1, 1999